Exhibit 1.1

ORANGE

(a French société anonyme)

$[•] [•]% Notes due 20[•]

PURCHASE AGREEMENT

Dated: [•]

ORANGE

(a French société anonyme)

$[•] [•]% Notes due 20[•]

PURCHASE AGREEMENT

[•]

[As Representative[s] of the several Underwriters named in Schedule A hereto]

Ladies and Gentlemen:

      Orange, a French société anonyme (the "Company"), confirms its agreement with [•] and [•], and each of the other underwriters named in Schedule A hereto. (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof)[for whom [•] and [•][is][are] acting as representative[s] (in such capacity the "Representative[s]")], with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in Schedule A of $[•] aggregate principal amount of the Company’s [•]% Notes due 20[•] (the "Securities"). The Securities are to be issued pursuant to an indenture to be dated as of [•], (the "Indenture") between the Company and [The Bank of New York Mellon], as trustee (the "Trustee"). The term "Indenture," as used herein, includes the Officer’s Certificate (as defined in the Indenture) or any supplemental indenture establishing the form and terms of the Securities pursuant to Sections 2.01 and 2.02 of the Indenture.

      The Company understands that the Underwriters propose to make a public offering in the United States of the Securities as soon as the [Representative[s]][Underwriters] deem[s] advisable after this Agreement has been executed and delivered. The Indenture has been qualified under the U.S. Trust Indenture Act of 1939, as amended (the "1939 Act"). The Company and the Underwriters agree that no offer or sale of Securities has been made or will be made in France or in any other jurisdiction outside of the United States in which a filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency in such jurisdiction is or would be necessary or required with respect to such offer or sale.

      The Company has filed with the Securities and Exchange Commission (the "Commission") an automatic shelf registration statement on Form F-3 (No. 333-[•]), including the related preliminary prospectus or prospectuses, which registration statement became effective upon filing under Rule 462(e) ("Rule 462(e)") of the rules and regulations of the Commission (the "1933 Act Regulations") under the U.S. Securities Act of 1933, as amended (the "1933 Act"). Such registration statement covers the registration of the offer and sale of the Securities under the 1933 Act. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430B ("Rule 430B") of the 1933 Act Regulations and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations. Any information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as "Rule 430B Information." Each prospectus used in connection with the offering of the Securities that omitted Rule 430B Information is herein called a "preliminary prospectus." Such registration statement, at any given time, including the amendments thereto at such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included therein by 1933 Act Regulations, is herein called the "Registration Statement." The Registration Statement at the time it originally became effective is herein called the "Original Registration Statement." The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the 1933 Act at the time of the execution of this Agreement and any preliminary prospectuses that form a part thereof, is herein called the "Prospectus." For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

      All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the U.S. Securities Exchange Act of 1934 (the "1934 Act") which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time referred to in Section 1(a)(i) hereof and as of the Closing Time referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(i) Status as a Well-Known Seasoned Issuer. (A) At the time of filing the Original Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations) made any offer relating to the Securities in reliance on the exemption of Rule 163 ("Rule 163") of the 1933 Act Regulations and (D) at the date hereof, the Company was and is a "well-known seasoned issuer" as defined in Rule 405 of the 1933 Act Regulations ("Rule 405"), including not having been and not being an "ineligible issuer" as defined in Rule 405. The Registration Statement is an "automatic shelf registration statement," as defined in Rule 405, and the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 "automatic shelf registration statement." The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to the use of the automatic shelf registration statement form.

       At the time of filing the Original Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an "ineligible issuer," as defined in Rule 405.

(ii) Registration Statement, Prospectus and Disclosure at Time of Sale. The Original Registration Statement became effective upon filing under Rule 462(c) on [•], and any post-effective amendment thereto also became effective upon filing under Rule 462(c). No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with in all material respects.

       Any offer that is a written communication relating to the Securities made prior to the filing of the Original Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

       At the respective times the Original Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations and at the Closing Time, the Registration Statement complied, and will comply, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations"), and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that the Company makes no representation and warranty with respect to that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the 1939 Act.

       Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

       Each preliminary prospectus, including the prospectus or prospectuses filed as part of the Original Registration Statement or any amendment thereto, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

       As of the Applicable Time, neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time (as defined below) and the Statutory Prospectus (as defined below) and the information included in Schedule B hereto, all considered together (collectively, the "General Disclosure Package"), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

       As of the time of the filing of the Final Term Sheet, the General Disclosure Package, when considered together with the Final Term Sheet (as defined in Section 3(b)), will not include any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

       As used in this subsection and elsewhere in this Agreement:

       "Applicable Time" means [•] (New York City Time) on [•] or such other time as agreed by the Company and the [Representative[s]][Underwriters].

       "Issuer Free Writing Prospectus" means any "issuer free writing prospectus," as defined in Rule 433 of the 1933 Act Regulations ("Rule 433"), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a "road show that is a written communication" within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

       "Issuer General Use Free Writing Prospectus" means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule C hereto.

       "Issuer Limited Use Free Writing Prospectus" means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

       "Statutory Prospectus" as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof.

       Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the issuer notified or notifies the [Representative[s]][Underwriters] as described in Section 3(e), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

       The representations and warranties in this subsection 1(a)(ii) shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter [through the Representative[s]] expressly for use therein.

(iii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied, and will comply in all material respects, with the requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), as applicable, and, when read together with the other information in the Prospectus, (a) at the time the Original Registration Statement became effective, (b) at the earlier of time the Prospectus was first used and the date and time of the first contract of sale of Securities in this offering and (c) at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iv) Independent Accountants. The accountants who certified the financial statements and supporting schedules incorporated by reference in the Registration Statement are (or, to the extent applicable if such accountants are no longer the Company’s accountants at the time of certification, were) independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

(v) Financial Statements. The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; such financial statements have been prepared in accordance with International Financial Reporting Standards ("IFRS") as issued by the International Accounting Standards Board and with IFRS as adopted by the European Union. The supporting schedules, if any, present fairly the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding "non-GAAP financial measures" (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the 1934 Act and Item 10 of Regulation S-K of the 1933 Act Regulations, to the extent applicable.

(vi) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, of the Company and its consolidated subsidiaries considered as one enterprise, and of each Principal Subsidiary (defined below) of the Company (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which have had a Material Adverse Effect, (C) except for regular dividends on the ordinary shares, nominal value 4 Euros per share, of the Company in amounts per share that are consistent with past practice[, including the interim dividend paid by the Company on [•]], there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, and (D) there has been no significant change in the accounting methods used by the Company.

(vii) Good Standing of the Company. The Company is duly organized as a French société anonyme and is registered with the commercial and companies register of Paris under No 380 129 866; its statuts have been adopted in compliance with applicable law; it has full corporate authority to hold its assets and carry out its activities as described in the Prospectus and the Registration Statement and is duly qualified to transact business in each jurisdiction where the conduct of its business requires such qualification, except to the extent that the failure to be so qualified would not reasonably be expected to result in a Material Adverse Effect; the members of the Company’s board of directors and the chairman of such board of directors have been duly appointed and hold their respective offices in compliance with French law. Each Principal Subsidiary has been duly organized and is validly existing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification or standing is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect; the shares of the Principal Subsidiaries directly or indirectly held by the Company are free and clear of any liens, pledges or other encumbrances claims and of any third party rights and all of the shares and other securities constituting the share capital of such subsidiaries have been validly issued and subscribed and are fully paid up, except however as may be specified in the Prospectus and the Registration Statement, and except for those that are not , individually or in the aggregate, reasonably expected to result in a Material Adverse Effect.

       "Principal Subsidiary" means at any relevant time a subsidiary (except for any credit institution that is or may become a subsidiary of the Company (including Orange Bank as long as Orange Bank is licensed as a credit institution), if any) of the Company: (A)(1) whose total assets (excluding equity holdings at their book value) or operating income before depreciation and amortization, impairments, restructuring costs, share of profit and losses of associates, gains and losses on disposals (or, where the subsidiary in question prepares consolidated financial statements, whose total consolidated assets (excluding equity holdings at their book value) or consolidated operating income before depreciation and amortization, impairments, restructuring costs, share of profit and losses of associates, gains and losses on disposals, as the case may be) attributable to the Company represent not less than fifteen percent of the total consolidated assets (excluding equity holdings at their book value) or the consolidated operating income before depreciation and amortization, impairments, restructuring costs, share of profit and losses of associates, gains and losses on disposals of the Company, all as calculated by reference to the then latest audited financial statements (or consolidated financial statements, as the case may be) of such subsidiary and the then latest audited consolidated financial statements of the Company, and (2) whose management and control is exercised by the Company; or (B) to which is transferred all or substantially all the assets and undertakings of a subsidiary which immediately prior to such transfer is a Principal Subsidiary.

(viii) Capitalization. The issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to incorporation of reserves, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). The shares of issued and outstanding capital stock of the Company have been duly and validly issued and are fully paid; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(ix) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(x) Authorization of the Indenture. The Indenture has been duly authorized by the Company and duly qualified under the 1939 Act and, when duly executed and delivered by the Company and the Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(xi) Authorization of the Securities. The Securities have been duly authorized and, at the Closing Time, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(xii) Description of the Securities and the Indenture. The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Prospectus and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

(xiii) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them is bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not reasonably be expected to result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Indenture and the Securities and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder and under the Indenture and the Securities have been duly authorized by all necessary corporate action and do not and will not, with the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not reasonably be expected to result in a Material Adverse Effect), nor will such corporate action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary or any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Principal Subsidiary or any of their assets, properties or operations that would reasonably be expected to result in a Material Adverse Effect. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

(xiv) Absence of Labor Dispute. Except as disclosed in the Prospectus, (A) no labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and (B) the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case of (A) or (B), would reasonably be expected to result in a Material Adverse Effect.

(xv) Absence of Proceedings. Except as disclosed in the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, is not reasonably expected to result in a Material Adverse Effect.

(xvi) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(xvii) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them collectively, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interests of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(xviii) Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xix) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency having jurisdiction is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement or for the due execution, delivery or performance of the Indenture by the Company, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

(xx) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(xxi) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case material to the business of the Company and its subsidiaries, considered as one enterprise, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except those that (a) are disclosed in the Prospectus or (b) do not, in the aggregate, materially affect the value of such properties and do not interfere with the use made and proposed to be made of such properties by the Company or any of its subsidiaries; and all of the leases and subleases, and under which the Company or any of its subsidiaries holds properties disclosed in the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of such leases or subleases, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease, that in each case described above, singularly or together, would reasonably be expected to result in a Material Adverse Effect.

(xxii) Environmental Laws. Except as described in the Registration Statement and except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any U.S. federal, state or local, or French or other applicable statute, law, rule, regulation, ordinance, code, policy or rule of common law, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxiii) Internal Control over Financial Reporting and Disclosure Controls. The Company’s internal control over financial reporting includes those policies and procedures that (A) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company; (B) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (C) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the Company’s assets that could have a material effect on the financial statements. Except as described in the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting effectiveness (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxiv) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the "Sarbanes-Oxley Act").

(xxv) Sanctions. Neither the Company nor any of its Principal Subsidiaries, nor, to the knowledge of the Company, any director or officer of the Company, is an individual or entity (each, a "Person") currently the subject (i.e., on a list of specially designated nationals or blocked persons) of any economic or financial sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of Treasury’s Office of Foreign Assets Control (OFAC), the United Nations Security Council (UNSC), the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, "Sanctions"), nor is the Company located, organized or resident in a country or territory that is the subject of a comprehensive program of Sanctions (currently, Syria, Cuba, North Korea, Iran and the Crimea (the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic regions of Ukraine)), other than as permitted under applicable law and regulations; and the Company will not, other than as permitted under applicable law and regulations, directly or indirectly, use the proceeds of the transaction, or lend, contribute or otherwise make available such proceeds to any Person, for the purpose of financing any activities of or business with any Person that, at the time of such financing, is the subject of Sanctions, or in any country or territory that, at the time of such financing, is the subject of a comprehensive program of Sanctions, or in any other manner that will result in a violation by any of the Company, any Principal Subsidiary, underwriter, advisor or investor of applicable Sanctions. The representations and warranties in this subsection 1(a)(xxv) are only given to the extent that to do so would not result in a violation of, or conflict with, Council Regulation (EC) No. 2271/96, as amended from time to time (the "EU Blocking Statute") (or any law or regulation implementing the EU Blocking Statute in any member of the European Union or any similar blocking or anti-boycott law of the United Kingdom).

(xxvi) Pending Proceedings and Examinations. Except as disclosed in the Prospectus, the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.

(xxvii) Restrictions. There exist no rights granted by the Company to subscribe for or purchase the Securities, nor any restriction on selling the Securities in the Company’s constituent documents or any contract to which the Company (or any of its subsidiaries) is a party or by which any of them may be bound.

(xxviii) French Notification. The issuance of the Securities hereunder and the sale of the Securities in compliance with the terms hereof in France and outside France do not require, as of the date hereof, any decision, publication, notice or authorization to or by the French State or the Company or any administrative authority, other than such as have been made or obtained.

(xxix) French Tax. The execution of this Agreement, the issuance, purchase or sale of the Securities shall not give rise, under current legislation, to the payment in France of any registration or other transfer taxes or duties (other than the droit fixe provided for by Article 680 of the French Code general des impôts, the non-payment of which shall not affect the validity of this Agreement or the Securities), which may be payable in the event of the voluntary presentation of the Agreement by the parties for registration, the non-payment of which shall not affect the validity of this Agreement or the Securities).

(xxx) Investment Company Status. The Company is not and, after giving effect to the purchase and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the U.S. Investment Company Act of 1940, as amended.

(b) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the [Representative[s]][Underwriters] or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price set forth in Schedule D, the aggregate principal amount of Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional principal amount of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

(b) Payment. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of [Name] located at [Address], or at such other place as shall be agreed upon by the [Representative[s]][Underwriters] and the Company, at 9:00 A.M. (New York City Time) on [Date] (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the [Representative[s]][Underwriters] and the Company (such time and date of payment and delivery being herein called the "Closing Time"). Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the [Representative[s] for the] respective accounts of the Underwriters of certificates for the Securities to be purchased by them. [It is understood that each Underwriter has authorized the Representative[s], for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. The Representative[s] individually and not as representative[s] of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.]

(c) Denominations; Registration. Certificates for the Securities shall be in such denominations ($[•] and integral multiples of $[•]) and registered in such names as the [Representative[s]][Underwriters] may request in writing at least one full business day before the Closing Time. The Securities will be made available for examination and packaging by the [Representative[s]][Underwriters] in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time.

SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests; Payment of Filing Fees. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B and will notify the [Representative[s]][Underwriters] immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Securities shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement or (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) (i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations (including, if applicable, by updating the "Calculation of Registration Fee" table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(b) Filing of Amendments and Exchange Act Documents. The Company will give the [Representative[s]][Underwriters] notice of its intention to file or prepare any amendment to the Registration Statement or new registration statement relating to the Securities or any amendment, supplement or revision to either any preliminary prospectus (including any prospectus included in the Original Registration Statement or amendment thereto at the time it became effective) or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, and the Company will furnish the [Representative[s]][Underwriters] with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the [Representative[s]][Underwriters] or counsel for the Underwriters shall object. The Company has given the [Representative[s]][Underwriters] notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the [Representative[s]][Underwriters] notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the [Representative[s]][Underwriters] with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the [Representative[s]][Underwriters] or counsel for the Underwriters shall object. The Company will prepare a final term sheet (the "Final Term Sheet") reflecting the final terms of the Securities, in the form attached hereto as Schedule B and shall file such Final Term Sheet as an "issuer free writing prospectus" pursuant to Rule 433 prior to the close of business two business days after the date hereof; provided that the Company shall furnish the [Representative[s]][Underwriters] with copies of any such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the [Representative[s]][Underwriters] or counsel to the Underwriters shall object.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to [each][the] [Representative][Underwriter] and counsel for the Underwriters upon written request, without charge, one copy of the Original Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and copies of all consents and certificates of experts, and will also deliver to the [Representative[s]][Underwriters] upon written request, without charge, a conformed copy of the Original Registration Statement and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Original Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. These delivery requirements will be deemed satisfied if these documents are available on EDGAR.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and the 1939 Act and the 1939 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of counsel for the Underwriters or for the Company, at any such time to amend the Registration Statement or to file a new registration statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to comply with such requirements, the Company will use its best efforts to have such amendment or new registration statement declared effective as soon as practicable (if it is not an automatic shelf registration statement with respect to the Securities) and the Company will furnish to the Underwriters such number of copies of such amendment, supplement or new registration statement as the Underwriters may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Securities) or the Statutory Prospectus or any preliminary prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the [Representative[s]][Underwriters] and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the [Representative[s]][Underwriters] may designate and to maintain such qualifications in effect for a period of not less than one year from the date hereof; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or so subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will also supply the [Representative[s]][Underwriters] with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdictions as the Underwriters may request.

(g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earning statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds."

(i) Restriction on Sale of Securities. During the period from the date hereof to and including the Closing Date, the Company will not, without the prior written consent of the [Representative[s][Underwriters], directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise transfer or dispose of, any debt securities of the Company or incur indebtedness in the form of a bank loan or a drawing under a bank credit facility (other than in the ordinary course of business), or guarantee any debt securities or any indebtedness in the form of a bank loan or a drawing under a bank credit facility (other than in the ordinary course of business) of any other issuer or borrower, in each case, denominated in U.S. Dollars and with a maturity of longer than one year.

(j) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(k) Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the [Representative[s][Underwriters], and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the [Representative[s][other Underwriters], it has not made and will not make any offer relating to the Securities that would constitute an "issuer free writing prospectus," as defined in Rule 433, or that would otherwise constitute a "free writing prospectus," as defined in Rule 405, required to be filed with the Commission; provided, however, that prior to the preparation of the Final Term Sheet in accordance with Section 3(b), the Underwriters are authorized to use the information with respect to the final terms of the Securities in oral communications conveying only final terms included in the Final Term Sheet. Any free writing prospectus, other than the Final Term Sheet included in Schedule B hereto, consented to by the Company and the [Representative[s]][Underwriters], as evidenced by its being specified in Schedule C hereto, is hereinafter referred to as a "Permitted Free Writing Prospectus." The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an "issuer free writing prospectus," as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, nothing in this Section 3(k) shall restrict the Company from making any filings required in order to comply with its reporting obligations under the 1934 Act or 1934 Act Regulations.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (viii) the reasonable costs and expenses agreed upon in advance to be paid by the Company, the remainder of which to be paid by the Underwriters, relating to investor presentations on any "road show" undertaken in connection with the marketing of the Securities, including without limitation but subject to prior consultation with the Company, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and [the cost of aircraft and other transportation chartered in connection with the road show and (ix) any fees payable in connection with the rating of the Securities. Any request by the [Representative[s]][Underwriters] for reimbursement from the Company will be duly documented.

(b) Termination of Agreement. If this Agreement is terminated by the [Representative[s][Underwriters] in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their duly documented out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement; Filing of Prospectus; Payment of Filing Fee. The Registration Statement has become effective and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B). The Company shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations and, if applicable, shall have updated the "Calculation of Registration Fee" table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(b) Opinion of Counsel for Company. At the Closing Time, the [Representative[s]][Underwriters] shall have received the opinions, dated as of the Closing Time, of Jones Day, United States counsel and French counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, [together with signed or reproduced copies of such letter for each of the other Underwriters] to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request.

(c) Opinion of the Group General Counsel. At the Closing Time, the [Representative[s]][Underwriters] shall have received the opinion, dated as of the Closing Time, of [•], the Group General Counsel, in form and substance reasonably satisfactory to counsel for the Underwriters, [together with signed or reproduced copies of such letter for each of the other Underwriters] to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request.

(d) Opinion of Counsel for Underwriters. At the Closing Time, the [Representative[s]][Underwriters] shall have received the favorable opinion, dated as of the Closing Time, of [Name], United States counsel and French counsel for the Underwriters, with respect to certain matters set forth in the opinions of Jones Day, United States and French counsel to the Company, attached hereto as Exhibit A, in form and substance reasonably satisfactory to the Underwriters [,together with signed or reproduced copies of such letter for each of the other Underwriters]. In giving such opinions such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the law of France, upon the opinions of counsel satisfactory to the [Representative[s][Underwriters]. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(e) Officer’s Certificate. At the Closing Time, the [Representative[s]][Underwriters] shall have received a certificate of an authorized officer of the Company, dated as of the Closing Time, to the effect that (i) there has not been, since the date hereof or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, of the Company and its consolidated subsidiaries considered as one enterprise, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

(f) No Material Adverse Change. No material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, of the Company and its consolidated subsidiaries considered as one enterprise shall have occurred or shall exist, which event or condition is not described in the General Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which, in the judgment of the [Representative[s][Underwriters], makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the General Disclosure Package and the Prospectus.

(g) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the [Representative[s][Underwriters] shall have received from each of the Company’s auditors a letter dated such date, in form and substance reasonably satisfactory to the [Representative[s][Underwriters], [together with signed or reproduced copies of such letter for each of the other Underwriters,] containing statements and information of the type ordinarily included in accountants’ "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(h) Bring-down Comfort Letter. At the Closing Time, the [Representative[s][Underwriters] shall have received from each of the Company’s auditors a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(i) No Downgrade. At the Closing Time, the Company shall have delivered to the [Representative[s]][Underwriters] a letter dated the Closing Time from [Moody’s Investor’s Service España, S.A.]. ("Moody’s") and [S&P Global Ratings Europe Limited] ("S&P")), or other evidence satisfactory to the [Representative[s]][Underwriters], confirming that the Securities have been rated at least [•] by [rating agency(ies)], and since the date of this Agreement, there shall not have occurred a downgrading in the expected rating assigned to the Securities or the rating assigned to any of the Company’s other long term debt securities by [Moody’s or S&P] and neither organization shall have publicly announced that it has under surveillance or review its rating of the Securities or any of the Company’s other long term debt securities.

(j) Additional Documents. At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained, and the Company shall have provided the Underwriters and their counsel with documentary evidence that the Company has taken all necessary action in connection with the issuance and sale of the Securities as herein contemplated.

(k) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the [Representative[s]][Underwriters] by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 ( Payment of Expenses ) and except that Sections 6 ( Indemnification ), 7 ( Contribution ), 8 ( Representations, Warranties and Agreements to Survive ), 16 ( Governing Law ) and 17 ( Submission to Jurisdiction; Appointment of Agent for Service of Process ) shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an "Affiliate"), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all duly documented loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all duly documented loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

(iii) against any and all duly documented expense whatsoever, as incurred (including the fees and disbursements of one firm of counsel (together with one firm of local counsel) chosen by the [Representative[s][Underwriters]), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter [through the Representative[s]] expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

(b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter [through the Representative[s]] expressly for use therein.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, one firm of local counsel to the indemnified parties shall be selected by the [Representative[s]][Underwriters], and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and the indemnifying party has not responded thereto, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and the indemnifying party has not responded thereto and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any duly documented losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

       The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

       The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

       The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any duly documented legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

       Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

       No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

       For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company, and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination; General. The [Representative[s]][Underwriters] may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the reasonable judgment of the [Representative[s][Underwriters], impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (ii) if trading in any securities of the Company has been suspended or materially limited by the Commission, the New York Stock Exchange or the Autorité des Marchés Financiers, or if trading generally on the New York Stock Exchange, Euronext Paris, the London Stock Exchange has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required by the New York Stock Exchange or by order of the Commission or any other governmental authority of or in the United States, or (iii) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (iv) if a banking moratorium has been declared by any Federal, New York or French authority.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 16 and 17 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the [Representative[s]][Underwriters] shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Underwriters shall not have completed such arrangements within such 24-hour period, then:

(a) if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased hereunder, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b) if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

       No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

       In the event of any such default which does not result in a termination of this Agreement, either the [Representative[s]][Underwriters] or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Tax Disclosure. Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure. For purposes of the foregoing, the term "tax treatment" is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term "tax structure" includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.

SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the [Representative[s]][Underwriters] at: [•]; and notices to the Company shall be directed to it at [111 quai du Président Roosevelt, Direction du Financement et de la Trésorerie, 92130 Issy-les-Moulineaux, France, attention of Group Treasurer].

SECTION 13. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 14. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

SECTION 15. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and such controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 16. Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 17. Submission to Jurisdiction; Appointment of Agent for Service.

(a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in the City of New York over any suit, action or proceeding arising out of or relating to this Agreement. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(b) The Company hereby irrevocably appoints CT Corporation System, 111 8th Avenue, New York, NY 10011, as its agent for service of process in any suit, action or proceeding described in the preceding paragraph and agrees that service of process in any such suit, action or proceeding may be made upon it at the office of such agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that such agent has agreed to act as its agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments that may be necessary to continue such appointment in full force and effect.

SECTION 18. Time. Time shall be of the essence of this agreement. Except as otherwise set forth herein, specified times of day refer to New York City Time.

SECTION 19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 20. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

       If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

[Signature pages follow]

Very truly yours,

ORANGE

By
Name:
Title:

CONFIRMED AND ACCEPTED,

as of the date first above written:

[•]

By
Authorized Signatory

SCHEDULE A

Name of Underwriter	[•]% Notes due 20[•]
$
$
$
$
$
Total	$

SCHEDULE B

FINAL TERM SHEET

SCHEDULE C

1. List of each Issuer General Use Free Writing Prospectus:

2. List of each Permitted Free Writing Prospectus:

SCHEDULE D

ORANGE

[Principal amount(s) and title(s) of securities to be offered]

1. The initial public offering price of the [securities] shall be [•]% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

2. The purchase price to be paid by the Underwriters for the [securities] shall be [•]% of the principal amount thereof.

3. The interest rate on the [securities] shall be [•]% per annum.

4. [Include the terms of any optional or mandatory redemption and other price related terms]

Exhibit A

OPINION OF U.S. COUNSEL TO COMPANY

[To come]

OPINION OF FRENCH COUNSEL TO COMPANY

[To come]

Exhibit B

OPINION OF GROUP GENERAL COUNSEL

[To come]

29